Company				Symbol

Abitibi-Consolidated Inc 	A
Agnico-Eagle Mines Limited 	AGE
Air Canada 			AC
Alcan Aluminium Limited 	AL
ATI Technologies Incorporated 	ATY
Ballard Power Systems Inc. 	BLD
Bank of Montreal            BMO-ZBM-WBM
Bank of Nova Scotia
(The) 			    BNS-ZBQ-WBQ
Barrick Gold
Corporation 	 	    ABX-ZBA-WBA
BCE Emergis Inc. 		IFM
BCE Inc. 		    BCE-ZBC-WBC
Biovail Corporation 		BVF
Bombardier Inc. 	    BBD-ZBB-WBB
Brascan Cl. A 			BNN
CAE Inc. 			CAE
Canada LifeFinancial
Corporation 			CLY
Canadian Imperial Bank
of Commerce		     CM-ZMC-WCO
Canadian National Railway
Company 			CNR
Canadian Natural
Resources Limited		CNQ
Canadian Pacific
Railway Limited 		CP
Canadien Pacific Ships 		TEU
Celestica Inc. 		    CLS-ZLS-WSL
CGI Inc. (Group) 		GIB
CI Fund Management Inc. 	CIX
Cognos Inc. 			CSN
Dofasco Inc. 			DFS
EnCanaCorporation 		ECA
Fairmont Hotels and Resorts 	FHR
Flaconbridge Limited		FL
Glamis Gold Ltd. 		GLG
Goldcorp Inc. 			G
Great-West Lifeco Inc. 		GWO
IAMGold Corporation 		IMG
Imperial Oil Limited 		IMO
Inco Limited 			N
Ivanhoe Energy Limited		IE
JDS Uniphase Canada Ltd. 	JDU
Kinross Gold 			K
Loblaw Companies Ltd. 		L
Magna International Inc 	MG
Magna International Inc 	MGQ
Manulife Financial Corporation 	MFC
MDS Inc. 			MDS
Meridian Gold 			MNG
Molson Inc. Cl. A 		MOL
National Bank of Canada      NA-ZNA-WNA
Neurochem Inc.			NRM
Nexen Inc. 			NXY
Noranda Inc. 		    NRD-ZRD-WRD
Nortel Networks
Corporation 		     NT-ZNT-WNT
NOVA Chemicals Corporation 	NCX
Open Text Corp.			OTC
Pan American Slvr		PAA
Petro-Canada 			PCA
Placer Dome Inc. 	    PDG-ZDP-WDP
Precision Drilling Corporation 	PD
Quebecor World SV		IQW
QLT Phototherapeutics Inc. 	QLT
Research in Motion Limited 	RIM
Rogers Communications Inc. 	RCI
Royal Bank of Canada 	     RY-ZRY-WYR
Shaw Comm. Cl. B 		SJR
Sierra Wireless			SW
Sun Life Financial 		SLF
Suncor Energy Inc. 		SU
Talisman Energy Inc. 		TLM
Teck Cominco Limited Cl. B 	TEK
TELUS Corporation 		T
Thomson Corporation (THE)	TOC
Toronto Diminion Bank
(The) 			     TD-ZTD-WTD
TransAlta Corporation 		TA
TransCanada PipeLines Ltd. 	TRP
XEG Options on the iUnits
S&P/TSX Capped Energy Index
Fund				XEG
XFN Options on the iUnits
S&P/TSX Capped Financial
Index Fund                      XFN
ZGD OPTIONS ON THE iuNITS
S&P/TSX Capped Gold Index Fund XGL-XGD
XIT Options on the iUnits
S&P/TSX Capped Information
Technology Index Fund 	        XIT







	2